   As filed with the Securities and Exchange Commission on October 10, 1995
                                        Registration Statement No. 33-______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        FORM S-8 REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            COMPUCOM SYSTEMS, INC.
                            ----------------------
            (Exact name of registrant as specified in its charter)
      Delaware                                       38-2363156
      --------                                       ----------
 (State of Incorporation)              (I.R.S. Employer Identification No.)

               10100 North Central Expressway, Dallas, TX 75231
               ------------------------------------------------
         (Address of principal executive offices, including zip code)

   STOCK OPTION PLAN FOR DIRECTORS and JOHNSON INDIVIDUAL OPTION AGREEMENT
   -----------------------------------------------------------------------
                           (Full title of the plan)

                           James A. Ounsworth, Esq.
                          800 The Safeguard Building
                             435 Devon Park Drive
                             Wayne, PA 19087-1945
                             --------------------
                    (Name and Address of Agent for Service)

                                (610) 293-0600
                                --------------
                    (Telephone Number of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

                                   Proposed     Proposed
Title of                            maximum      maximum
securities              Amount     offering     aggregate       Amount of
to be                   to be      price per     offering     registration
registered            registered   share (1)     price(1)        fee(1)
-------------------  ------------  ----------  ------------  ---------------
Common Stock            10,000      @ $4.75      $ 47,500        $ 16.38
$.01 par value          20,000      @ $5.75      $115,000        $ 39.66
                        80,000      @ $6.125     $490,000        $168.97

(1) Calculated pursuant to Rule 457(c) and 457(h). As to shares subject to outstanding but unexercised options, the fee is computed based upon the prices at which the options may be exercised. As to the remaining shares, the fee is computed based upon the average of the high and low prices for a share of Common Stock of the registrant on October 5, 1995 as reported on the NASDAQ System for National Market Issues.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

The following documents are incorporated by reference in this Registration
Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994 filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995 filed with the Commission pursuant to Section 13(a) of the Exchange Act; and

     (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-B filed on June 21, 1989 with the Commission pursuant to Section 12 of the Exchange Act.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of each such report or other document.

Item 4.  DESCRIPTION OF SECURITIES.
         -------------------------

Not Applicable

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by James A. Ounsworth, Esquire, 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087-1945. Mr. Ounsworth is Vice President and General Counsel of Safeguard Scientifics, Inc. Mr. Ounsworth holds 9,750 shares of Common Stock and options to purchase 111,000 shares of Common Stock of Safeguard Scientifics, Inc. Safeguard Scientifics (Delaware), Inc., a wholly owned subsidiary of Safeguard Scientifics, Inc., beneficially owns 21,463,184 shares of Common Stock of the registrant, representing approximately 62.3% of the registrant's outstanding shares of Common Stock, and 2,000,000 shares of Series B Preferred Stock, which is convertible into 2,954,209 shares of Common Stock and upon conversion would increase Safeguard's ownership to approximately 65.3% of the registrant's outstanding shares of Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

Section 145(a) of the Delaware General Corporation Law (the "GCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the GCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matters as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

Section 145(c) of the GCL further provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

Section 145(f) of the GCL provides that the statutory provisions on indemnification are not exclusive of indemnification provided pursuant to, among other things, the certificate of incorporation, by-laws or indemnification agreements. The certificate of incorporation and by-laws of the Company provide for mandatory indemnification to the full extent permitted by law, as described above. In addition, the certificate of incorporation and by-laws provide expanded rights to indemnification beyond the indemnification expressly authorized by the GCL in that indemnification is expressly authorized against penalties and punitive damages, as well as against judgments and amounts paid in settlement of derivative suits.

The by-laws of the Company provide for indemnification of its directors and officers to the full extent authorized by law, and the Company maintains directors' and officers' liability insurance.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

Not Applicable

Item 8.  EXHIBITS.
         --------

The following is a list of exhibits required by Item 601 of Regulation S-K filed as part of this Registration Statement.

4(a)   Certificate of Incorporation (1)(Exhibit B)

4(b) Certificate of Amendment of the Certificate of Incorporation(2) (Exhibit 3(b))

4(c) Certificate of Amendment of the Certificate of Incorporation filed on November 30, 1992 (3)(Exhibit 4(c))

4(d) Certificate of Amendment of the Certificate of Incorporation filed on July 1, 1993 (3)(Exhibit 4(d))

4(e) Certificate of Designation dated March 31, 1994 establishing Series B Cumulative Convertible Preferred Stock (4)(Exhibit 4(i))

4(f)   By-Laws, as revised April 1, 1991 (2)(Exhibit 3(c))

4(g)   Stock Option Plan for Directors

4(h)   Form of Stock Option Agreement

4(i) Stock Option Agreement dated July 21, 1995 between CompuCom Systems, Inc. and Delbert W. Johnson

5      Opinion of James A. Ounsworth, Esquire

23(a)  Consent of Independent Auditors

23(b)  Consent of Counsel -- included in opinion filed as Exhibit 5 hereto.
_____

(1) Filed on April 19, 1989 as an exhibit to the 1989 Annual Meeting Proxy Statement and incorporated herein by reference.
(2) Filed on March 30, 1992 as an exhibit to the Annual Report on Form 10-K (No. 0-14371) and incorporated herein by reference.
(3) Filed on March 14, 1994 as an exhibit to the Registration Statement on Form S-8 (No. 33-76382) and incorporated herein by reference.
(4) Filed on May 16, 1994 as an exhibit to the Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1994 (No. 0-14371) and incorporated herein by reference.

Item 9.  UNDERTAKINGS.
         ------------

1.   UNDERTAKING REQUIRED BY REGULATION S-K ITEM 512(A).
     --------------------------------------------------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.   UNDERTAKING REQUIRED BY REGULATION S-K ITEM 512(b).
     --------------------------------------------------

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   UNDERTAKING REQUIRED BY REGULATION S-K ITEM 512(h).
     --------------------------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 29, 1995.

                                  COMPUCOM SYSTEMS, INC.


                                  By:   /s/ Edward R. Anderson
                                        ----------------------
                                        Edward R. Anderson
                                        President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. EACH PERSON IN SO SIGNING, ALSO MAKES, CONSTITUTES AND APPOINTS EDWARD R. ANDERSON AND ROBERT J. BOUTIN, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT, IN HIS NAME, PLACE, AND STEAD TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT.

Dated:  Sept. 29, 1995        /s/ Edward R. Anderson
                          --------------------------------------------
                              Edward R. Anderson, President, Chief
                              Executive Officer and Director
                              (Principal Executive Officer)

Dated:  Sept. 29, 1995        /s/ Robert J. Boutin
                          --------------------------------------------
                              Robert J. Boutin, Vice President-Finance and
                              Chief Financial Officer
                              (Principal Financial and Accounting Officer)

Dated:  Sept. 29, 1995        /s/ James W. Dixon
                          --------------------------------------------
                              James W. Dixon, Chairman of the Board

Dated:  Sept. 28, 1995        /s/ Daniel F. Brown
                          --------------------------------------------
                              Daniel F. Brown, Director

Dated:  Sept. 28, 1995        /s/ Michael J. Emmi
                          --------------------------------------------
                              Michael J. Emmi, Director

Dated:  Sept. 28, 1995        /s/ Richard F. Ford
                          --------------------------------------------
                              Richard F. Ford, Director

Dated:  Sept. 28, 1995        /s/ Delbert W. Johnson
                          --------------------------------------------
                              Delbert W. Johnson, Director

Dated:  Sept. 18, 1995        /s/ John D. Loewenberg
                          --------------------------------------------
                              John D. Loewenberg, Director

Dated:  Sept. 28, 1995        /s/ Ira M. Lubert
                          --------------------------------------------
                              Ira M. Lubert, Director

Dated:  Sept. 28, 1995        /s/ Warren V. Musser
                          --------------------------------------------
                              Warren V. Musser, Director

Dated:  Sept. 28, 1995        /s/ Edward N. Patrone
                          --------------------------------------------
                              Edward N. Patrone, Director

Dated:  Sept. 28, 1995        /s/ Charles A. Root
                          --------------------------------------------
                              Charles A. Root, Director

                                 EXHIBIT INDEX

Exhibit
Number  Description of Exhibit
------  ----------------------
4(a)    Certificate of Incorporation (1)(Exhibit B)

4(b) Certificate of Amendment of the Certificate of Incorporation (2)(Exhibit 3(b))

4(c) Certificate of Amendment of the Certificate of Incorporation filed on November 30, 1992
        (3)(Exhibit 4(c))

4(d) Certificate of Amendment of the Certificate of Incorporation filed on July 1, 1993 (3)
        (Exhibit 4(d))

4(e) Certificate of Designation dated March 31, 1994 establishing Series B Cumulative Convertible
        Preferred Stock (4)(Exhibit 4(i))

4(f)    By-Laws, as revised April 1, 1991 (2)(Exhibit 3(c))

4(g)    Stock Option Plan for Directors (5)

4(h)    Form of Stock Option Agreement (5)

4(i) Stock Option Agreement dated July 21, 1995 between CompuCom Systems, Inc. and Delbert W.
        Johnson (5)

5       Opinion of James A. Ounsworth, Esquire (5)

23(a)   Consent of Independent Auditors (5)

23(b) Consent of Counsel -- included in opinion filed as Exhibit 5 hereto (5)

(1) Filed on April 19, 1989 as an exhibit to the 1989 Annual Meeting Proxy Statement and incorporated herein by reference.
(2) Filed on March 30, 1992 as an exhibit to the Annual Report on Form 10-K (No. 0-14371) and incorporated herein by reference.
(3) Filed on March 14, 1994 as an exhibit to the Registration Statement on Form S-8 (No. 33-76382) and incorporated herein by reference.
(4) Filed on May 16, 1994 as an exhibit to the Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1994 (No. 0-14371) and incorporated herein by reference.
(5)  Filed herewith.